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                                                                   EXHIBIT 10.19



                                  BILL OF SALE

COMMONWEALTH OF KENTUCKY,  )
County of Warren           )

     That Blue Ridge Group, Inc. of the County and Commonwealth aforesaid, for and in consideration of the sum of Four Hundred Ninety Five Thousand and no/xx Dollars as applied to the sale of an Ingersoll Rand T-4 Drilling Rig by Blue Ridge Group, Inc. of 632 Adams Street, Ste. 700, Bowling Green, Kentucky 42101 to Blue Ridge Energy, Inc. of 632 Adams Street, Ste. 710, Bowling Green, Kentucky 42101, the receipt for which is hereby acknowledged, have BARGAINED, SOLD AND DELIVERED, and by these presents do BARGAIN, SELL and DELIVER unto the said Blue Ridge Energy, Inc. of 632 Adams Street, Ste. 710 Bowling Green, Kentucky 42101, the following described personal property in Warren County, Kentucky, to-wit:

        Ingersoll Rand T-4 Drilling Rig, Serial #29801

And we do hereby bind ourselves and our heirs, executors, administrators and assigns, to forever WARRANT and DEFEND to title to the said property unto the said Blue Ridge Energy, Inc. of 632 Adams Street, Ste. 710, Bowling Green, Kentucky 42101, and its heirs, executors, administrators and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof.

     WITNESS my hand at Bowling Green, Kentucky, this 30th day of June, 1999. 1999.

BLUE RIDGE GROUP, INC.                    BLUE RIDGE ENERGY, INC.

By: /s/ GREGORY B. SHEA                   By: /s/ JAMES T. COOK, JR.
   -----------------------------------       -----------------------------------
   Gregory B. Shea, Sr. Vice President       James T. Cook, Jr. Vice President